Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Fiscal Year Ended		% Change
	September 29, 2006	September 30, 2005
ARAMARK Corporation Consolidated Sales (as reported)	$11,621,173	$10,963,360	6%
Effect of Currency Translation	—	19,049
Effect of Acquisitions and Divestitures	(137,344)	(95,558)

ARAMARK Corporation Consolidated Sales (as adjusted)	$11,483,829	$10,886,851	5%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation, for fiscal 2006, the effects of SFAS No. 123R stock option expense ($16.0 million), the goodwill impairment and adjustments to asset and liability carrying values in the Uniform and Career Apparel—Direct Marketing segment (approximately $43.0 million), and proposed merger transaction costs ($6.4 million), and for fiscal 2005, the effects of the gain from a real estate sale by an equity affiliate ($9.7 million) and the charge for the exit of the West Africa oil services business and UK severance costs ($7.4 million), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Fiscal Year Ended		% Change
	September 29, 2006	September 30, 2005
ARAMARK Corporation Consolidated Operating Income (as reported)	$530,531	$580,172	-9%
SFAS No. 123R Stock Option Expense	16,041	—
Goodwill Impairment and Adjustments to Asset and Liability Carrying Values in the Uniform and Career Apparel—Direct Marketing Segment	42,937	—
Proposed Merger Transaction Costs	6,428	—
Gain from Real Estate Sale by Equity Affiliate	—	(9,737)
Charge for Exit of West Africa Oil Services Business and UK Severance Costs	—	7,403
Effect of Currency Translation	—	716
Effect of Acquisitions and Divestitures	(7,955)	(5,338)

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$587,982	$573,216	3%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth adjusted to eliminate for fiscal 2005 the effect of the gain from a real estate sale by an equity affiliate ($9.7 million), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

	Fiscal Year Ended		% Change
	September 29, 2006	September 30, 2005
Food and Support Services—U.S. Operating Income (as reported)	$397,896	$403,056	-1%
Gain from Real Estate Sale by Equity Affiliate	—	(9,737)

Food and Support Services—U.S. Operating Income (as adjusted)	$397,896	$393,319	1%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth adjusted to eliminate for fiscal 2005 the effect of the charge for the exit of the West Africa oil services business and UK severance costs ($7.4 million), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

	Fiscal Year Ended		% Change
	September 29, 2006	September 30, 2005
Food and Support Services—International Operating Income (as reported)	$109,399	$77,981	40%
Charge for Exit of West Africa Oil Services Business and UK Severance Costs	—	7,403

Food and Support Services—International Operating Income (as adjusted)	$109,399	$85,384	28%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Fiscal Year Ended		% Change
	September 30, 2005	October 1, 2004
ARAMARK Corporation Consolidated Sales (as reported)	$10,963,360	$10,192,240	8%
Effect of Currency Translation	—	98,814
Effect of Acquisitions and Divestitures	(315,053)	(47,238)

ARAMARK Corporation Consolidated Sales (as adjusted)	$10,648,307	$10,243,816	4%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Fiscal Year Ended		% Change
	September 30, 2005	October 1, 2004
ARAMARK Corporation Consolidated Operating Income (as reported)	$580,172	$537,578	8%
Effect of Currency Translation	—	3,588
Effect of Acquisitions and Divestitures	(11,822)	(4,026)

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$568,350	$537,140	6%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth adjusted to eliminate for fiscal 2005 the effect of the gain from a real estate sale by an equity affiliate ($9.7 million), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

	Fiscal Year Ended		% Change
	September 30, 2005	October 1, 2004
Food and Support Services—U.S. Operating Income (as reported)	$403,056	$375,840	7%
Gain from Real Estate Sale by Equity Affiliate	(9,737)	—

Food and Support Services—U.S. Operating Income (as adjusted)	$393,319	$375,840	5%